SUB—ITEM 77Q1: Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

Amendment No. 39 to the Agreement and Declaration of Trust effective May 19, 2016 is hereby incorporated by reference to Exhibit (a)(40) in Registrant’s Post-Effective Amendment No. 114 filed with the Commission on July 28, 2016 (Accession No. 0001193125-16-662187).

Amendment No. 40 to the Agreement and Declaration of Trust effective June 17, 2016 is hereby incorporated by reference to Exhibit (a)(41) to Registrant’s Post-Effective Amendment No. 114 filed with the Commission on July 28, 2016 (Accession No. 0001193125-16-662187).

Amendment No. 41 to the Agreement and Declaration of Trust effective July 22, 2016 is hereby incorporated by reference to Exhibit (a)(42) to Registrant’s Post-Effective Amendment No. 114 filed with the Commission on July 28, 2016 (Accession No. 0001193125-16-662187).

Amendment No. 42 to the Agreement and Declaration of Trust effective August 25, 2016 is hereby incorporated by reference to Exhibit (a)(43) to Registrant’s Post-Effective Amendment No. 117 filed with the Commission on September 28, 2016 Accession No. 0001193125-16-723779).